INVESTOR RELATIONS SERVICE AGREEMENT

This agreement ("agreement") is made and entered into June 13, 2005 ("Effective Date") by and between Eclips Ventures International ("Eclips"), a corporation based in the Netherlands, located at Keizersgracht 453, 1017 DK, Amsterdam and Triangle Petroleum, a Nevada (United States) Corporation based in Calgary, Alberta and located at Suite 1600, 144 Fourth Avenue, SW, Calgary, Alberta, T2P 3N4 hereafter known as “Client”.

1. Terms

Terms (first term) of this agreement will take effect on 06/13/05 (“execution date”) and will be terminated on 06/13/06.

2. Client Obligations

2.1  Client shall provide Eclips with reliable corporate information and contacts regarding Triangle Petroleum’s business and stock in order to facilitate Eclips’ obligations hereunder.

2.2  Client shall provide information that is legally allowable under all SEC and other government law in regards to statements made.

3. Liability

3.1  Client understands that Eclips makes no warranties on results of the investor relations program.

3.3 Eclips will not be responsible for any false claims or misleading statements made by Client.

4. Recommendations

4.1  Client understands that Eclips is not a broker dealer or registered investment advisor and is not acting in any way to make recommendations to the purchase of sale of any security.

4.2  Client understands that Eclips will make no offer to buy or sell securities.

4.3 Eclips will recommend that any visitor/member/contact/subscriber considering trading or investing in the publicly traded company Triangle Petroleum (ticker: TPLM) do so only after speaking with a stockbroker or registered financial advisor.

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5. Fees

5.1	Fees for the investor relation services will be delivered in accordance with the following schedule:

Eclips shall receive three hundred thousand (300,000) shares of Triangle Petroleum, due within 4 weeks after signing of this agreement.

5.2  Client understands that fees are non-refundable and binding upon signature.

5.3  Eclips will make full disclosure of payment from client in accordance with the requirements of the appropriate exchange at all times.

6. Services to be performed

During the term of this agreement, for the purpose of raising investor awareness in Triangle Petroleum, Eclips will provide services including but not limited to:

- prepare a report on Triangle Petroleum and disseminate it to the various databases of Eclips.
- produce a profile page of Triangle Petroleum and display the information on the various internet properties it owns.
- write updates about Triangle Petroleum when newsworthy events occur and disseminate the updates to the various databases and internet properties of Eclips.
- interview an executive of Triangle Petroleum and place the interview on its internet properties.
- handle the European media relations, shareholder and investor communications for Triangle Petroleum.
- utilize partner network to increase the investor awareness for Triangle Petroleum

7. Hold Harmless

Eclips agrees to hold client harmless against any and all claims for loss, liability, damages, judgments, civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or negligent omissions of Eclips.

Client agrees to hold Eclips harmless against any and all claims for loss, liability, damages, judgments, civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or negligent omissions of client.

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8. Notices

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing sent via facsimile to the principal office of each party.

9. Jurisdiction and Venue

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder bed construed in accordance with and under pursuant to the laws of The United States. Therefore, each of the parties hereby consents to the jurisdiction and venue of the courts of The United States.

5.   Entire Agreement

This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreement and negotiations between the parties.

Eclips Ventures Intl.	Triangle Petroleum Corporation
By: /s/ ROGIER GROEN	By:/s/ MARK GUSTAFSON
Name: Rogier Groen	Name: Mark Gustafson
Title: Managing Director	Title: President & CEO

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